NEWS	Exhibit 99.1

Chris Meyer
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2015 Fourth Quarter Adjusted Diluted EPS of $0.30 and Diluted EPS of $0.14;
Approves $250 Million Share Repurchase Program;
Provides 2016 Guidance Including Adjusted Diluted EPS Growth of At Least 10% (13% Constant Currency)

TAMPA, Fla., February 17, 2016 - Bloomin’ Brands, Inc. (Nasdaq:BLMN) today reported results for the fourth quarter (“Q4 2015”) and fiscal year ended December 27, 2015 (“Fiscal Year 2015”) compared to the fourth quarter (“Q4 2014”) and fiscal year ended December 28, 2014 (“Fiscal Year 2014”).

Key highlights for Q4 2015 include the following:

•	Adjusted restaurant margin was 16.5% versus 15.7% in Q4 2014 and U.S. GAAP restaurant margin was 16.1% versus 16.3% in Q4 2014

•	Added 11 new restaurants, including eight in international markets

•	Comparable sales for Outback Steakhouse in Brazil increased 7.3%

Key highlights for Fiscal Year 2015 include the following:

•	Adjusted restaurant margin was 16.5% versus 15.9% in Fiscal Year 2014 and U.S. GAAP restaurant margin was 16.5% versus 16.1% in Fiscal Year 2014

•	Added 49 new restaurants, including 29 in international markets

•	The Company repurchased approximately 7.6 million shares of common stock for a total of $170 million

Subsequent to Q4 2015:

•
Extinguished the 2012 CMBS Loan using proceeds from a new $300.0 million bridge loan and borrowings from our revolving credit facility. We anticipate interest savings of approximately $12.0 million in 2016.

•	The Company’s Board of Directors authorized a new $250.0 million share repurchase program.

Adjusted Diluted EPS and Diluted EPS
The following table reconciles Adjusted diluted earnings per share to Diluted earnings per share for the periods as indicated below.

	Q4			FISCAL YEAR
	2015	2014	CHANGE	2015	2014	CHANGE
Adjusted diluted earnings per share	$0.30	$0.28	$0.02	$1.27	$1.10	$0.17
Adjustments	(0.16)	(0.11)	(0.05)	(0.26)	(0.39)	0.13
Diluted earnings (loss) per share	$0.14	$0.17	$(0.03)	$1.01	$0.71	$0.30

____________________
See Non-GAAP Measures later in this release.

CEO Comments

“Our fourth quarter earnings were in line with expectations and we achieved our earnings objectives for the year,” said Liz Smith, CEO. “2015 was highlighted by the strength of our International business and ongoing productivity efforts, which led to 60 basis points of adjusted restaurant margin expansion. We delivered this result in the face of elevated commodities, wage inflation and foreign currency headwinds.”

Smith continued, “As we enter 2016, the underlying health of our portfolio remains strong. We are making the necessary investments to enhance our domestic sales performance while executing against our broader portfolio strategies.”

Fourth Quarter Financial Results

(dollars in millions)	Q4 2015	Q4 2014	% Change
Total revenues	$1,049.3	$1,108.5	(5.3)%

Adjusted restaurant-level operating margin	16.5%	15.7%	0.8%
U.S. GAAP restaurant-level operating margin	16.1%	16.3%	(0.2)%

Adjusted operating income margin	6.0%	5.2%	0.8%
U.S. GAAP operating income margin	3.0%	3.7%	(0.7)%

•
The decrease in Total revenues was primarily due to the effect of foreign currency translation, lower comparable restaurant sales and lower revenue due to the sale of Roy’s, partially offset by the net benefit of new restaurant openings and closings.

•
The increases in Adjusted restaurant-level operating margin and Adjusted operating income margin were primarily due to productivity savings, lower advertising expense and menu pricing. These increases were partially offset by commodity and wage inflation.

•	The difference between Adjusted and U.S. GAAP restaurant-level operating margins was due to legal settlement expenses in Q4 2015 and a legal settlement gain in Q4 2014.

•
The decrease in U.S. GAAP operating income margin in Q4 2015 was due to lower U.S. GAAP restaurant-level operating margin as described above and costs related to the Bonefish Restructuring, partially offset by the lapping of costs related to the International Restaurant Closure Initiative and impairment costs related to the sale of Roy’s.

Fourth Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED DECEMBER 27, 2015	COMPANY- OWNED
Comparable restaurant sales (stores open 18 months or more) (1) (2):
U.S.
Outback Steakhouse	(2.2)%
Carrabba’s Italian Grill	(4.0)%
Bonefish Grill	(5.4)%
Fleming’s Prime Steakhouse & Wine Bar	(0.3)%
Combined U.S. (3)	(2.8)%

International
Outback Steakhouse - Brazil	7.3%
Outback Steakhouse - South Korea	0.0%
_________________

(1)	Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates.

(2)
Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(3)	U.S. Comparable restaurant sales were negatively impacted by approximately 90 basis points as a result of the holiday shift due to the timing of Halloween and Christmas.

U.S. Segment Operating Results

(dollars in millions)	Q4 2015	Q4 2014	% Change
U.S.
Total revenues	$932.3	$961.2	(3.0)%

Adjusted restaurant-level operating margin	15.8%	15.3%	0.5%
U.S. GAAP restaurant-level operating margin	15.8%	15.3%	0.5%

Adjusted operating income margin	9.2%	8.9%	0.3%
U.S. GAAP operating income margin	6.5%	8.1%	(1.6)%

•
The decrease in Total revenues was primarily due to lower comparable restaurant sales and lower revenue due to the sale of Roy’s, partially offset by the net benefit of new restaurant openings and closings.

•
The increases in Adjusted restaurant-level operating margin, U.S. GAAP restaurant-level operating margin, and Adjusted operating income margin were primarily due to productivity savings, lower advertising expense and menu pricing. These increases were partially offset by commodity and wage inflation.

•
The decrease in U.S. GAAP operating income margin in Q4 2015 was primarily due to costs related to our Bonefish Restructuring. These decreases were partially offset by the lapping of impairment costs related to Roy’s.

International Segment Operating Results

(dollars in millions)	Q4 2015	Q4 2014	% Change
International
Total revenues	$117.0	$147.3	(20.6)%

Adjusted restaurant-level operating margin	20.0%	19.5%	0.5%
U.S. GAAP restaurant-level operating margin	20.0%	20.0%	—%

Adjusted operating income margin	9.4%	10.3%	(0.9)%
U.S. GAAP operating income margin	8.7%	2.4%	6.3%

•
The decrease in Total revenues is primarily due to foreign currency translation and the impact of the International Restaurant Closure Initiative, partially offset by new restaurant openings and higher comparable restaurant sales.

•
The increase in Adjusted restaurant-level operating margin was primarily due to higher average unit volumes, menu pricing and productivity savings, partially offset by higher commodity and wage inflation and product mix.

•	The decrease in Adjusted operating income margin was primarily due to higher depreciation and amortization and higher investment spending for Abbraccio and China in Q4 2015.

•	The increase in U.S. GAAP operating income margin was driven by the lapping of expenses related to our International Restaurant Closure Initiative.

•	Foreign currency translation negatively impacted adjusted operating income by $4.0 million.

Unallocated Corporate Operating Expense

Certain expenses are managed centrally and are not allocated to the U.S. or International segment. In Q4 2015, unallocated expenses at the restaurant operating level were $6.7 million lower than Q4 2014 primarily due to lower incentive compensation expense.

System-wide Development

The following summarizes the Company’s system-wide development for the thirteen weeks ended December 27, 2015:

	SEPTEMBER 27, 2015	OPENINGS	CLOSURES	DECEMBER 27, 2015
U.S.:
Outback Steakhouse—Company-owned	649	1	—	650
Bonefish Grill—Company-owned	208	2	—	210

International:
Company-owned
Outback Steakhouse—South Korea	75	1	(1)	75
Outback Steakhouse—Brazil	71	4	—	75
Other	14	2	—	16
Franchised	57	1	—	58
System-wide development		11	(1)

Dividend Declaration and Share Repurchases

The Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share to be paid on March 10, 2016 to all stockholders of record as of the close of business on February 29, 2016.

During Q4 2015, the Company repurchased $10.0 million of outstanding stock under our share repurchase program, which left $30.0 million remaining under our 2015 authorization. On February 12, 2016, the Company’s Board of Directors canceled the remaining 2015 authorization and approved a new $250.0 million authorization. The authorization will expire on August 12, 2017.

Bonefish Restructuring

The Company is announcing today its intention to close 14 locations as part of the Bonefish Restructuring. We expect the majority of these restaurants to close in 2016. In connection with these closures, the Company incurred pre-tax asset impairments of approximately $24.2 million during the thirteen weeks ended December 27, 2015. These charges are excluded from our adjusted results.

CMBS Refinancing

•
On February 11, 2016, the Company closed a $300.0 million bridge loan. We used the proceeds from the bridge loan and cash drawdowns from our revolving credit facility to facilitate an extinguishment of the 2012 CMBS Loan. In connection with the extinguishment, the Company anticipates recognizing a loss of $26.0 million to $29.0 million during the first quarter of 2016. These charges will be excluded from our adjusted results.

•
The Company expects to generate annual interest savings of approximately $12.0 million from this transaction. These savings are included in our 2016 adjusted diluted earnings per share growth guidance presented below.

Fiscal 2016 Financial Outlook

The table below presents our current expectations for selected 2016 financial and operating results.

Other Selected Financial Data (in millions, or as otherwise indicated):	Current Outlook
Comparable sales for Company-owned core domestic concepts	Positive

Commodity inflation	Approximately 0.5%

U.S. GAAP and Adjusted Operating Income Margin	Increase

Effective income tax rate*	26% - 28%

U.S. GAAP and Adjusted diluted earnings per share growth	At Least 10%

U.S. GAAP and Adjusted diluted earnings per share growth in Constant Currency	At Least 13%

Number of new system-wide restaurants	40 - 50

Capital expenditures	$235 - $255

Unfavorable Foreign Currency Translation Impact on Adjusted Operating Income	$10
_________________
* Denoted item is expressed on an adjusted basis

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin, (vi) Adjusted segment income from operations and the corresponding margin and (vii) constant currency.

Although we believe these non-GAAP measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures are not intended to replace U.S. GAAP financial measures. These metrics are not necessarily comparable to similarly titled measures used by other companies. The use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent. We believe that the disclosure of these non-GAAP measures is useful to investors as they form the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and establish employee incentive plans.

For reconciliations of the non-GAAP measures used in this release, refer to tables four, five, six, seven and eight included later in this release.

Conference Call
The Company will host a conference call today, February 17, 2016 at 9:00 AM EST. The conference call can be accessed live over the telephone by dialing (877) 407-9039, or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13628336. The replay will be available through Wednesday, February 24, 2016. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba's Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 22 countries, some of which are franchise locations. For more information, please visit bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments,” and “Fiscal 2016 Financial Outlook,” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: local, regional, national and international economic conditions; consumer confidence and spending patterns; the cost and availability of credit; interest rate changes; competition; consumer reaction to public health and food safety issues; government actions and policies; increases in unemployment rates and taxes; increases in labor costs; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions, including acquisitions and dispositions; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands, except per share data)	DECEMBER 27, 2015	DECEMBER 28, 2014	DECEMBER 27, 2015	DECEMBER 28, 2014
Revenues
Restaurant sales	$1,042,221	$1,101,604	$4,349,921	$4,415,783
Other revenues	7,078	6,882	27,755	26,928
Total revenues	1,049,299	1,108,486	4,377,676	4,442,711
Costs and expenses
Cost of sales	335,766	354,574	1,419,689	1,435,359
Labor and other related	293,957	309,539	1,205,610	1,218,961
Other restaurant operating	244,844	257,776	1,006,772	1,049,053
Depreciation and amortization	49,083	47,369	190,399	190,911
General and administrative	68,782	82,649	287,614	304,382
Provision for impaired assets and restaurant closings	24,952	15,911	36,667	52,081
Total costs and expenses	1,017,384	1,067,818	4,146,751	4,250,747
Income from operations	31,915	40,668	230,925	191,964
Loss on extinguishment and modification of debt	(318)	—	(2,956)	(11,092)
Other income (expense), net	417	(1,415)	(939)	(1,244)
Interest expense, net	(15,260)	(14,114)	(56,176)	(59,658)
Income before provision for income taxes	16,754	25,139	170,854	119,970
(Benefit) provision for income taxes	(2,263)	1,205	39,294	24,044
Net income	19,017	23,934	131,560	95,926
Less: net income attributable to noncontrolling interests	1,315	1,525	4,233	4,836
Net income attributable to Bloomin’ Brands	$17,702	$22,409	$127,327	$91,090

Net income	$19,017	$23,934	$131,560	$95,926
Other comprehensive income:
Foreign currency translation adjustment	(10,393)	(42,700)	(96,194)	(31,731)
Unrealized losses on derivatives, net of tax	1,019	(1,907)	(6,033)	(2,393)
Reclassification of adjustment for loss on derivatives included in net income, net of tax	1,120	—	2,235	—
Comprehensive income (loss)	10,763	(20,673)	31,568	61,802
Less: comprehensive income (loss) attributable to noncontrolling interests	122	1,525	(8,934)	4,836
Comprehensive income (loss) attributable to Bloomin’ Brands	$10,641	$(22,198)	$40,502	$56,966

Earnings per share:
Basic	$0.15	$0.18	$1.04	$0.73
Diluted	$0.14	$0.17	$1.01	$0.71
Weighted average common shares outstanding:
Basic	119,398	125,484	122,352	125,139
Diluted	122,273	128,822	125,585	128,317

Cash dividends declared per common share	$0.06	$—	$0.24	$—

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
U.S. Segment	DECEMBER 27, 2015	DECEMBER 28, 2014	DECEMBER 27, 2015	DECEMBER 28, 2014
Revenues
Restaurant sales	$926,518	$955,408	$3,857,162	$3,832,373
Other revenues	5,780	5,767	22,581	21,906
Total revenues	$932,298	$961,175	$3,879,743	$3,854,279
Restaurant-level operating margin	15.8%	15.3%	15.8%	15.4%
Income from operations	$60,660	$77,658	$342,224	$320,561
Operating income margin	6.5%	8.1%	8.8%	8.3%
International Segment
Revenues
Restaurant sales	$115,703	$146,196	$492,759	$583,410
Other revenues	1,298	1,115	5,174	5,022
Total revenues	$117,001	$147,311	$497,933	$588,432
Restaurant-level operating margin	20.0%	20.0%	19.3%	18.4%
Income from operations	$10,221	$3,481	$34,597	$25,020
Operating income margin	8.7%	2.4%	6.9%	4.3%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$60,660	$77,658	$342,224	$320,561
International	10,221	3,481	34,597	25,020
Total segment income from operations	70,881	81,139	376,821	345,581
Unallocated corporate operating expense - Cost of sales, Labor and other related and Other restaurant operating	(1,928)	4,770	13,067	14,452
Unallocated corporate operating expense - Depreciation and amortization and General and administrative	(37,038)	(45,241)	(158,963)	(168,069)
Unallocated corporate operating expense	(38,966)	(40,471)	(145,896)	(153,617)
Total income from operations	$31,915	$40,668	$230,925	$191,964

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	DECEMBER 27, 2015	DECEMBER 28, 2014
Cash and cash equivalents (1)	$132,337	$165,744
Net working capital (deficit) (2) (3)	$(395,522)	$(239,559)
Total assets	$3,032,569	$3,338,240
Total debt, net	$1,316,864	$1,309,797
Total stockholders’ equity	$421,900	$556,449
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(3)
The Company adopted ASU No. 2015-17, with prospective application, resulting in the classification of deferred tax assets and liabilities as noncurrent in the Consolidated Balance Sheet as of December 27, 2015.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	DECEMBER 27, 2015		DECEMBER 28, 2014
	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (2)	QUARTER
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.2%	32.2%	32.2%	32.2%	—%
Labor and other related	28.2%	28.2%	28.1%	28.1%	(0.1)%
Other restaurant operating	23.5%	23.1%	23.4%	24.0%	0.9%

Restaurant-level operating margin	16.1%	16.5%	16.3%	15.7%	0.8%

	FISCAL YEAR ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	DECEMBER 27, 2015		DECEMBER 28, 2014
	U.S. GAAP	ADJUSTED (3)	U.S. GAAP	ADJUSTED (2)	YEAR
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.6%	32.6%	32.5%	32.5%	(0.1)%
Labor and other related	27.7%	27.8%	27.6%	27.6%	(0.2)%
Other restaurant operating	23.1%	23.1%	23.8%	24.0%	0.9%

Restaurant-level operating margin	16.5%	16.5%	16.1%	15.9%	0.6%
_________________

(1)	Includes legal settlement costs of $4.0 million, primarily related to the Cardoza litigation. The legal settlement was recorded in Other restaurant operating.

(2)
Includes adjustments primarily related to a $6.1 million legal settlement gain and the reversal of $0.8 million and $2.9 million of deferred rent liabilities associated with the International and Domestic Restaurant Closure Initiatives for the thirteen weeks and fiscal year ended December 28, 2014, respectively, which were recorded in Other restaurant operating.

(3)
Includes adjustments for the favorable resolution of payroll tax audit contingencies of $5.6 million, offset by legal settlement costs of $4.0 million, primarily related to the Cardoza litigation. The payroll audit adjustment was recorded in Labor and other related.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
SEGMENT RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	DECEMBER 27, 2015		DECEMBER 28, 2014
Restaurant-level operating margin:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED	QUARTER
U.S.	15.8%	15.8%	15.3%	15.3%	0.5%
International (1)	20.0%	20.0%	20.0%	19.5%	0.5%

	FISCAL YEAR ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	DECEMBER 27, 2015		DECEMBER 28, 2014
Restaurant-level operating margin:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED	YEAR
U.S. (2)	15.8%	15.8%	15.4%	15.4%	0.4%
International (1)	19.3%	19.3%	18.4%	18.4%	0.9%
_________________

(1)
Includes an adjustment for the write-off of $0.8 million of deferred rent liabilities associated with the International Restaurant Closure Initiative for the thirteen weeks and fiscal year ended December 28, 2014. Also includes adjustments of $0.1 million of Brazil non-cash intangible amortization for the thirteen weeks ended December 27, 2015 and December 28, 2014 and $0.3 million and $0.4 million for the fiscal year ended December 27, 2015 and December 28, 2014, respectively.

(2)	Includes an adjustment for the write-off of $2.1 million of deferred rent liabilities associated with the Domestic Restaurant Closure Initiative for the fiscal year ended December 28, 2014.

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 27, 2015	DECEMBER 28, 2014	DECEMBER 27, 2015	DECEMBER 28, 2014
Income from operations	$31,915	$40,668	$230,925	$191,964
Operating income margin	3.0%	3.7%	5.3%	4.3%
Adjustments:
Restaurant impairments and closing costs (1)	24,515	10,339	33,507	26,841
Payroll tax audit contingency (2)	—	—	(5,587)	—
Purchased intangibles amortization (3)	881	1,417	4,334	5,952
Restaurant relocations, remodels and related costs (4)	462	249	3,625	249
Asset impairments and related costs (5)	—	7,538	746	24,490
Transaction-related expenses (6)	229	229	1,294	1,347
Legal and contingent matters (7)	4,604	(6,070)	5,843	(6,070)
Severance (8)	—	3,683	—	9,045
Total income from operations adjustments	30,691	17,385	43,762	61,854
Adjusted income from operations	$62,606	$58,053	$274,687	$253,818
Adjusted operating income margin	6.0%	5.2%	6.3%	5.7%

Net income attributable to Bloomin’ Brands	$17,702	$22,409	$127,327	$91,090
Adjustments:
Income from operations adjustments	30,691	17,385	43,762	61,854
Loss on disposal of business and disposal of assets (9)	—	770	1,328	770
Loss on extinguishment and modification of debt (10)	318	—	2,956	11,092
Total adjustments, before income taxes	31,009	18,155	48,046	73,716
Adjustment to provision for income taxes (11)	(12,069)	(5,094)	(15,314)	(23,996)
Net adjustments	18,940	13,061	32,732	49,720
Adjusted net income	$36,642	$35,470	$160,059	$140,810

Diluted earnings per share	$0.14	$0.17	$1.01	$0.71
Adjusted diluted earnings per share	$0.30	$0.28	$1.27	$1.10

Diluted weighted average common shares outstanding	122,273	128,822	125,585	128,317
_________________

(1)	Represents expenses incurred for the Bonefish Restructuring and the International and Domestic Restaurant Closure Initiatives.

(2)
Relates to a payroll tax audit contingency adjustment, for the employer’s share of FICA taxes related to cash tips allegedly received and unreported by our employees during calendar years 2011 and 2012, which is recorded in Labor and other related expenses. In addition, a deferred income tax adjustment has been recorded for the allowable income tax credits for the employer’s share of FICA taxes expected to be paid, which is included in Provision (benefit) for income taxes and offsets the adjustment to Labor and other related expenses. As a result, there is no impact to Net income from this adjustment. See footnote 11 to this table.

(3)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

(4)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(5)	Represents asset impairment charges and related costs associated with our decision to sell the Roy’s concept and corporate aircraft.

(6)
Relates primarily to the following: (i) costs incurred with the secondary offerings of our common stock in March 2015, November 2014 and March 2014 and (ii) costs incurred in 2015 with our sale-leaseback initiative.

(7)	Fees and expenses related to certain legal and contingent matters, including the Cardoza litigation, in fiscal year 2015. During fiscal year 2014, we recognized a gain on a legal settlement.

(8)	Relates to severance expense incurred as a result of our organizational realignment.

(9)	Primarily represents loss on the sale of: (i) our Roy’s business in fiscal 2015 and (ii) one Company-owned Outback Steakhouse location in Mexico in fiscal 2014.

(10)	Relates to the refinancing of our Senior Secured Credit Facility in December 2015, March 2015 and May 2014.

(11)
Income tax effect of adjustments for fiscal year 2015 and 2014, respectively, are calculated based on the statutory rate applicable to jurisdictions in which the above non-GAAP adjustments relate. Additionally, for fiscal year 2015, a deferred income tax adjustment has been recorded for the allowable income tax credits for the employer’s share of FICA taxes expected to be paid. See footnote 2 to this table.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 27, 2015	DECEMBER 28, 2014	DECEMBER 27, 2015	DECEMBER 28, 2014
Labor and other related	$—	$—	$(5,587)	$—
Other restaurant operating expense	3,991	(6,811)	3,891	(8,593)
Depreciation and amortization	1,309	1,573	5,111	5,812
General and administrative	998	7,071	5,015	14,620
Provision for impaired assets and restaurant closings	24,393	15,552	35,332	50,015
Other expense, net	—	770	1,328	770
Provision for income taxes	(12,069)	(5,094)	(15,314)	(23,996)
Loss on extinguishment and modification of debt	318	—	2,956	11,092
Net adjustments	$18,940	$13,061	$32,732	$49,720

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 27, 2015	DECEMBER 28, 2014	DECEMBER 27, 2015	DECEMBER 28, 2014
Income from operations	$60,660	$77,658	$342,224	$320,561
Operating income margin	6.5%	8.1%	8.8%	8.3%
Adjustments:
Restaurant impairments and closing costs (1)	24,632	—	25,948	4,929
Restaurant relocations, remodels and related costs (2)	462	249	3,625	249
Asset impairments and related costs (3)	—	7,396	—	13,508
Adjusted income from operations	$85,754	$85,303	$371,797	$339,247
Adjusted operating income margin	9.2%	8.9%	9.6%	8.8%

International Segment
(dollars in thousands)
Income from operations	$10,221	$3,481	$34,597	$25,020
Operating income margin	8.7%	2.4%	6.9%	4.3%
Adjustments:
Restaurant impairments and closing costs (4)	(118)	10,339	7,558	21,912
Purchased intangibles amortization (5)	882	1,417	4,335	5,952
Adjusted income from operations	$10,985	$15,237	$46,490	$52,884
Adjusted operating income margin	9.4%	10.3%	9.3%	9.0%
_________________

(1)	Represents expenses incurred for the Bonefish Restructuring and the Domestic Restaurant Closure Initiative.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(3)	Represents asset impairment charges and related costs associated with our decision to sell the Roy’s concept.

(4)	Represents expenses incurred for the International Restaurant Closure Initiative.

(5)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
IMPACT OF FOREIGN CURRENCY
(UNAUDITED)
	FISCAL YEAR 2015
	ADJUSTED (1)	CONSTANT CURRENCY (2)
Adjusted income from operations growth	8.2%	13.3%
Adjusted net income growth	13.7%	19.5%
Adjusted Diluted earnings per share growth (3)	15.5%	21.8%
_________________

(1)	See reconciliation to U.S. GAAP results in Table Six of this release.

(2)
Results excluding the effect of foreign currency translation, also referred to as constant currency, are calculated by translating current year results at prior year average exchange rates. The Company is primarily exposed to foreign currency fluctuations for the Brazil Real and South Korea Won.

(3)	Adjusted Diluted earnings per share and constant currency growth includes 3.6% from two additional operating days due to the change in the Company’s year-end.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARATIVE STORE INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	DECEMBER 27, 2015	DECEMBER 28, 2014
U.S.
Outback Steakhouse
Company-owned	650	648
Franchised	105	105
Total	755	753
Carrabba’s Italian Grill
Company-owned	244	242
Franchised	3	1
Total	247	243
Bonefish Grill
Company-owned	210	201
Franchised	5	5
Total	215	206
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	66	66
Roy’s (1)
Company-owned	—	20
International
Company-owned
Outback Steakhouse - Brazil (2)	75	63
Outback Steakhouse - South Korea (3)	75	91
Other	16	11
Franchised	58	55
Total	224	220
System-wide total	1,507	1,508
____________________

(1)	On January 26, 2015, we sold our Roy’s concept.

(2)	The restaurant counts for Brazil are reported as of November 30, 2015 and 2014, respectively, to correspond with the balance sheet dates of this subsidiary.

(3)
In the first quarter of 2015, we adopted a policy that relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are considered a closure. Prior periods for South Korea have been revised to conform to the current year presentation.

SOURCE: Bloomin’ Brands, Inc.